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                                                                    EXHIBIT 23.1
                                                                    ------------



                      CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 16, 1998 (except with respect to certain matters discussed in Notes 2 and 15, as to which the date is January 11, 1999) and March 6, 1997 included in the Form S-1 (No. 333-68057) of Modem Media.Poppe Tyson, Inc. and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP


February 25, 1999